Exhibit 10.02

STOCK PURCHASE AND SALE AGREEMENT

STOCK PURCHASE AND SALE AGREEMENT dated May 1, 2008, by and among the shareholders of Tradeshow Products Inc., a Nevada corporation, its subsidiaries and successors in interest, joint and several (“Company”) by and through the Company’ rightful undersigned owners  (“Seller”) and Liberty Consulting Inc. of Hallandale, FL.  (“Buyer”) (“Agreement”).

PRELIMINARY STATEMENT

Seller owns all of the issued and outstanding shares of capital stock (“Shares”) of Focus Views Inc.  a Delaware corporation, (“Focus”) which includes all of the assets owned or leased by the “Focus” and used in the business of “Focus” including, but not limited to, client lists, vendor lists, web sites, domain names, computer lists and/or programs, source codes and proprietary software and the liabilities of  “Focus” and, on the terms and conditions set forth in this Agreement, Seller desires to sell the Shares and Buyer desires to purchase the Shares. Focus View, Inc., a Florida Corporation (FV-Florida) was incorporated under the laws of Florida on July 14, 2004.  On November 15, 2006 FV-Florida became a wholly owned subsidiary of FV-Delaware, which was incorporated under the laws of the State of Delaware on November 14, 2006.  This agreement contemplates the sale of both entities.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

DEFINITIONS
“Affiliates” means with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, is controlling, or controlled by, or under common control with such specified Person.

“Buyer” has the meaning set forth in the recitals.

 ““Focus”” has the meaning set forth in the recitals.

“Database and Code” shall mean and refer to Seller’s promotional models list, client lists, list of agencies, vendor lists, web sites, domain names, computer lists and/or programs, source codes and proprietary software.

 “Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or governmental body.

“Purchase Price” has the meaning set forth in Section 1.1.

“Related Parties” has the meaning set forth in Section 3.6.

 “Seller” has the meaning set forth in the Preliminary Statement.

“Tax Return” shall mean any return, report, estimate, declaration, information return or other statement or document (including any schedule or attachment thereto or any amendment thereof) filed or required to be filed with any federal, state, local or non-U.S. taxing authority in connection with the determination, assessment, collection, administration or imposition of, or otherwise relating to, any tax.

“Taxes” shall mean all taxes, charges, fees, customs, levies, duties, imposts, required deposits or assessments of any kind, including, without limitation, all net income, capital gains, gross income, gross receipt, property, franchise, sales, use, excise, withholding, payroll, employment, social security, worker’s compensation, unemployment, occupation, Capital Stock, ad Val Orem, value added, transfer, gains, profits, net worth, asset, transaction, or other taxes, and any interest, penalties, additions to tax or additional amounts with respect thereto, imposed, assessed or collected by any taxing authority, and shall include any liability for any of the foregoing arising by contract or otherwise under applicable law.

“Taxing Authority” means any governmental authority responsible for the determination, assessment or collection of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes.

“Transfer Taxes” has the meaning set forth in Section 1.4.

Sale and Purchase

Sale and Purchase of the Shares

    Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants contained herein, Seller hereby sells, transfers, assigns and delivers to Buyer all of the outstanding stock, assets and liabilities of  “Focus” and their subsidiaries as identified in Exhibit 1.  In exchange for the transfer of the stock, Buyer shall (i) deliver to Seller “Non-compete agreement” as it pertains to Seller’s business; (ii) assume the Focus’ debt; and (iii) forgive any and all debts, past present or future Seller may owe to Buyer in the amounts made of accounts payable, notes payable and accrued interest of approximately $170,192.91 as indicated in Exhibit A1, A2 and A3.

Payments

    On the date hereof, Seller shall deliver to Buyer or his designees the certificates evidencing the Shares of  “Focus”  endorsed in blank or accompanied by separate stock powers duly executed in blank and Buyer shall:

1.1.1  Deliver to Seller a “Settlement an Mutual Release”, as required by Section 1.1                                    (iii) above.

1.1.2       Execute and deliver to Seller the Non-Compete  Agreement  as required by Section 1.1 (i) above.

1.2.3.           Make payments to “Focus”’ vendors identified in Exhibit 1 to this Agreement, as required by Section 1.1 and 1.6.

Severable Obligations.  The Parties to this Agreement specifically acknowledge that their obligations under this Agreement shall endure, in accordance with the terms contained herein.

Security Agreement.

Concurrent with the execution and delivery of this Agreement, Buyer shall grant to Seller a security interest in the assets of “Focus”, to secure prompt, full and timely payment and performance of Buyer’s obligations under the UCC-1 financing statement (“Financing Statements”) in the form of Exhibits 1.3.1.  It is clearly understood that “Seller” shall not record the “Financing Statements” unless Buyer is in default of the Agreement.

Transfer Taxes.. All transfer, documentary, sales, use, registration and other similar Taxes and related fees (including any penalties, interest and additions to Tax) (“Transfer Taxes”), if any, arising out of or incurred in connection with this Agreement shall be payable by Buyer in accordance with its ordinary obligations under the law.  The party that is legally required to file a Tax Return relating to Transfer Taxes shall be responsible for preparing and timely filing such Tax Return.  Buyer and Seller shall have the right to review and comment on each such Tax Return and no such Tax Return will be filed without the prior written consent of both Buyer and Seller, which consent shall not be unreasonably withheld or delayed.

Organization and Qualification..  Seller has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

Authorization and Validity of Agreements.. Seller has the power and authority to execute and deliver this Agreement, and all other agreements specified in or contemplated by this Agreement to be executed and to perform their respective obligations hereunder and hereunder.  This Agreement, and all other agreements specified in or contemplated by this Agreement have been duly authorized and approved by all required corporate action and executed and delivered by Seller and constitute the valid and binding obligations of Seller enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, securities or other laws or policies relating to or affecting creditors’ rights or the enforcement of indemnification obligations or by general principles of equity.

Due Diligence Completed.  Buyer and Seller have satisfactorily completed a careful review of the Companies and their business, assets and liabilities and they do not require any further due diligence review of the Companies or their business, assets or liabilities.  Buyer understands and agrees that Seller makes no representations regarding the collectability of the account receivables

(a)
The Buyer is aware of “Focus” business plans and financial projections, has received, reviewed, and considered information fully covering all matters it deems relevant to make a decision to enter into this Agreement, and has been given the opportunity to make any further inquiries it desires of other personnel of  “Focus” concerning their past or prospective financial condition, operations and prospects;

(b)	Upon execution of this Agreement, both Buyer and Seller will, if deemed necessary in the opinion of counsel for the Companies, reaffirm any or all of the representations made in Subsection (a) above.

Authorization and Validity of Agreements.  Seller shall provide a Board of Directors resolution confirming that the Seller has the power and authority to execute and deliver this Agreement and all other agreements specified in or contemplated by this Agreement to be executed and delivered by Seller and to perform its obligations hereunder and there under.  This Agreement and all other agreements specified in or contemplated by this Agreement to be executed and delivered by Seller have been duly authorized and approved as required by the necessary corporate action and executed and delivered by Seller and constitute the valid and binding obligations of Seller enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, securities or other laws or policies relating to or affecting creditors’ rights or the enforcement of indemnification obligations or by general principles of equity.

Capitalization.  “Focus” has only one class of authorized capital stock, consisting of of common stock, no par value, of which all shares are issued and outstanding.  All of the Shares have been duly authorized, validly issued and outstanding and are fully paid and non-assessable.  Seller is the lawful record and beneficial owner of the Shares.

Brokers..  All negotiations relating to this Agreement and the transactions contemplated hereby have been carried out without the intervention of broker acting on behalf of both Buyer and Seller in such manner as it may give rise to a valid claim against either Buyer or “Focus” for any brokerage or finder’s commission, fee or similar compensation.

Representations and Warranties of Buyer to Seller.  Buyer represents and warrants as follows:

Organization and Qualification.. Buyer (a) is a sophisticated investor; (b) has sufficient knowledge and expertise in financial and business matters, investment securities and private placements to evaluate the merits and risks of the transactions contemplated by this Agreement; (c) has made its own inquiry and investigation into “Focus” and its financial condition, results of operation and prospects; (d) has been granted full access to the books, records, financial statements and management of  “Focus” and has had the opportunity to question and receive answers from representatives of  “Focus” and Seller with regard to the business of the “Focus” and  the purchase of the Shares.

Buyer  has intimate knowledge of “Focus” and it’s business. Buyer has the requisite power and authority to own, lease and operate “Focus” and to carry on its business as it is now being conducted.

Authorization and Validity of Agreements.. Buyer has the power and authority to execute and deliver this Agreement, and all other agreements specified in or contemplated by this Agreement to be executed and to perform their respective obligations hereunder and hereunder.  This Agreement, and all other agreements specified in or contemplated by this Agreement have been duly authorized and approved by all required corporate action and executed and delivered by Buyer and constitute the valid and binding obligations of Buyer enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, securities or other laws or policies relating to or affecting creditors’ rights or the enforcement of indemnification obligations or by general principles of equity.

Due Diligence Completed.  Buyer has satisfactorily completed a careful review of  “Focus” and their business, assets and liabilities and they do not require any further due diligence review of the “Focus” or their business, assets or liabilities.  Buyer understands and agrees that Seller makes no representations regarding the collectability of the account receivables identified in Section 1.5.

Purchase for Investment.. Buyer (a) is a sophisticated investor; (b) has sufficient knowledge and expertise in financial and business matters, investment securities and private placements to evaluate the merits and risks of the transactions contemplated by this Agreement; (c) has made its own inquiry and investigation into “Focus” and it’s financial condition, results of operation and prospects; (d) has been granted full access to the books, records, financial statements and management of “Focus” and has had the opportunity to question and receive answers from representatives of the “Focus” and Seller with regard to the business of the “Focus” and  the purchase of the Shares; and (e) is acquiring the Shares for investment and not with a view toward any resale or distribution thereof, except in compliance with applicable law.

      Section 2.6.   Brokers.. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried out without the intervention of any person acting on behalf of either Buyer or seller in such manner as to give rise to any valid claim against Buyer or Seller for any brokerage or finder’s commission, fee or similar compensation, other than fees to be paid by Buyer.
    Section 2.7.   Fraud and Moral Turpitude.  Buyer warrants and represents that  Buyer has not been convicted of securities fraud, felony or any crime involving moral turpitude.

Covenants.. The parties hereto further agree as follows:

Computer Network.  Buyer shall cooperate and pay all costs and fees incurred in the transfer of Focus’ electronic files and network from Seller’s file servers and network to Buyer file servers and network.

        Section 3.2.     Material Breach By Buyer.  A material breach of this Agreement by Buyer shall result in the Buyer’s obligation to return all items identified in Section 3.6, and any modifications thereof, to the Seller within fourteen (14) days of written notice by Seller of such breach.

        Section 3.3.      Employees.  Buyer will engage the services of Joshua Adler after the date hereof.
Section 3.4.      Publicity.  Seller  shall have the right to issue any press release or other public statement concerning the transactions contemplated by this Agreement.
Section 3.5       Resignation.  Concurrent with the execution and delivery of this Agreement, the directors and officers of  “Focus”, other than Buyer, shall be required to submit their resignations from the Board of Directors and as officers of  “Focus”.
Section 3.6.      Intercompany Payables and Receivables.. Effective on the date of execution of this Agreement, all amounts currently owed by  “Focus” to any officer, director, shareholder, employee or Affiliate of  “Focus” (“Related Parties”) net of any amount then owed by such persons to  “Focus” shall be assumed by Buyer.

ARTICLE 4:     Unfair Competition

4.1 Acknowledgements.  Seller acknowledges that the agreements and covenants contained in this Agreement are essential to protect the business and goodwill of Buyer and that Buyer would not purchase the Shares but for such agreements and covenants.  Seller shall cause its respective Affiliates to comply with the restrictions contained in this Section 4.1.

4.2. Specific Performance.  If there is any breach or threatened breach of any of the provisions in this Article 4, the injured Party shall have the right to obtain specific enforcement and performance of such provisions by any court of competent jurisdiction, it being agreed that any such breach or threatened breach would cause irreparable injury to the other Party and that money damages would not provide an adequate remedy to the injured Party.  Such right shall be in addition to, and not in lieu of, any other rights and remedies available to the injured Party under law or in equity.  The provisions hereof shall be construed as a separate covenant covering competition in each of the separate countries, states, counties, cities or other jurisdictions in which the injured Party has been engaged in business and, to the extent that it shall be judicially determined to be illegal or unenforceable in any such countries, states, counties, cities or other jurisdictions hereof will be valid and enforceable in those jurisdictions and for those periods of time in which such provisions are valid and enforceable.

4.3. Buyer’s Cooperation.  Buyer shall, and they shall cause  “Focus” and its employees to, cooperate fully with Seller in order to enable Seller to enforce any and all rights of indemnity which Seller may be entitled to enforce against third parties, and, in connection therewith, Buyer shall, upon the request of Seller, provide Seller and its representatives, including third party insurers, with full access at all reasonable times to the books, records and documents of  “Focus” which have been transferred to Buyer and to the employees of the Seller and others to enable Seller to enforce its right of indemnity against third parties.

4.4. Sellers’ Covenant: Sellers agree that until the fifth anniversary of the date hereof  (the “Restricted Period”), neither Seller nor any of its Affiliates will directly provide similar services of the type currently being provided by Buyer and/or  "company".

 4.5.   Seller’s Cooperation.  Seller shall cause  “Focus” and their employees to, cooperate fully with Buyer in order to enable Buyer to enforce any and all rights of indemnity which Buyer may be entitled to enforce against third parties, and, in connection therewith Seller shall, upon the request of Buyer, provide Buyer and its representatives, including third party insurers, with full access at all reasonable times to the books, records and documents of  “Focus” which have been transferred to Seller and to the employees of  “Focus” and others to enable Buyer to enforce its right of indemnity against third parties.

4.5.1 Seller’s Specific Performance.  If there is any breach or threatened breach of any of the provisions in this Article 4.7, Buyer shall have the right to obtain specific enforcement and performance of such provisions by any court of competent jurisdiction, it being agreed that any such breach or threatened breach would cause irreparable injury to Buyer and that money damages would not provide an adequate remedy to Buyer.  Such right shall be in addition to, and not in lieu of, any other rights and remedies available to Buyer under law or in equity.  The provisions hereof shall be construed as a separate covenant covering competition in each of the separate countries, states, counties, cities or other jurisdictions in which Buyer has been engaged in business and, to the extent that it shall be judicially determined to be illegal or unenforceable in any such countries, states, counties, cities or other jurisdictions hereof will be valid and enforceable in those jurisdictions and for those periods of time in which such provisions are valid and enforceable.  The period of time during which each Seller and their Affiliates is prohibited from engaging in certain activities pursuant to this Section 4.7 shall be extended by the length of time during which Sellers or any of its Affiliates is in breach of the terms of this Section 4.5.1.

ARTICLE 5.  Survival; Indemnification

5.1 Survival of the Representations, Warranties and Covenants .  The representations and warranties contained in or made pursuant to this Agreement shall not survive the closing of the transactions contemplated hereby.  All covenants and agreements contained in this Agreement shall survive until performed in accordance with their terms.
5.2 Indemnification by Seller..  Seller shall indemnify and hold harmless Buyer from any liabilities that are materially different from the ones undertaken by Buyer.
5.3 Indemnity by Buyer.. Buyer, shall indemnify and hold harmless Seller from and against any and all demands, claims, recoveries, obligations, losses, damages, deficiencies and liabilities, and all reasonable and related costs, expenses (including reasonable attorneys’ fees), interest and penalties, which any of them shall incur which results from the breach of any of the representations, warranties, covenants or agreements made by Buyer under this Agreement.

5.4 Cooperation.. Seller and Buyer shall reasonably cooperate, and shall cause their respective Affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all Tax Returns, including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods.  Neither party shall dispose of, or allow any other Person to dispose of, any Tax or other work papers, books or records relating to  “Focus” during the seven-year period following the date hereof, and thereafter shall give the other party written notice before any such items are disposed of and 90 calendar days to copy or take possession of the same prior to their disposition.  Buyer shall be responsible for the costs of filings.
5.5 Post-Closing Elections.. At Seller’s request, Buyer shall or shall cause “Focus” to make and/or join with Seller or its Affiliates in making any Tax election if the making of such election does not have a material adverse impact on Buyer or “Focus” for any post-acquisition Tax period.
5.6 Reporting of Post-Closing Transactions.. To the extent permitted by applicable law or administrative practice of any Taxing Authority,  (A) the taxable year of the Seller shall close as of the close of business on the date hereof and (B) any transactions  (other than the transactions contemplated by this Agreement) involving the Seller that are not in the ordinary course of business occurring on the date hereof but after the closing shall be reported on Buyer’s Tax Returns to the extent permitted by Applicable Law or on the post-closing  separate  company  returns of the Seller (if the  Seller does not file a Tax Return with Buyer), and shall be similarly  reported on all other Tax  Returns of  Buyer or its Affiliates to the extent  permitted.  In all events, Buyer shall be responsible for, and shall indemnify and hold Seller and its Affiliates harmless from, all Taxes related to transactions described in clause (B) of this Section 6.3.
5.7 Carryback of Tax Attributes.. Without prior written consent of Seller, which consent shall not be unreasonably withheld by the Seller, neither the Buyer, its Affiliates or “Focus” shall carry back any net operating loss or other Tax attribute or item from a taxable year or taxable period commencing after the date hereof to a taxable year or taxable period ending on or before the date hereof in which Seller, its Affiliates or the “Focus” have reported any taxable income or other tax attribute against which any such carry-back item can be utilized, unless such prior returns contained material errors and/or omissions.

           5.8  Pre-Closing Period. Buyer shall be liable for, and shall hold Seller harmless for, any Taxes for       all Tax Periods or portions thereof ending on or before the January 1, 2008. Buyer shall, indemnify the Seller to be held harmless for any pre closing liabilities of the “Focus” incurred prior to January 1, 2008. Buyer shall be liable for, and shall hold Seller harmless for, any Taxes, payables, notes payable, leases for all periods or portions thereof ending on or before January 1, 2008.

5.9 Accrued Tax Liabilities.. Buyer shall, indemnify the Seller to be held harmless for any  tax liabilities of  “Focus” incurred prior to January 1, 2008.

ARTICLE 6.  General Provisions.

6.1  Entire Agreement.  This Agreement, including the schedules and exhibits hereto, together with the and Financing Statements (which are hereby incorporated by reference and made a part hereof), supersedes all other prior agreements, understandings, representations and warranties, oral or written, between the parties hereto with respect of the subject matter hereof.
6.2 Expenses.  Except as otherwise specifically provided herein, whether or not the transactions contemplated herein are consummated, each party shall pay its own expenses incident to the preparation of this Agreement.
6.3 Further Assurances.  From time to time prior to, at and after the date hereof, each party hereto will execute all such instruments and take all such actions as the other, being advised by counsel, shall reasonably request (and which it is reasonably within their respective powers to accomplish), in connection with the carrying out and effectuating of the intent and purposes hereof and all transactions and things contemplated by this Agreement, including, without limitation, the execution and delivery of any and all confirmatory and other instruments in addition to those to be delivered on the date hereof, and any and all actions which may reasonably be necessary or desirable to complete the transactions contemplated hereby.
6.4 Notices.  Any notice or other communication required or permitted under this Agreement by any party to the other shall be in writing, and shall be deemed effective upon (a) personal delivery, if delivered by hand; (b) three days after the date of deposit in the mails, if mailed by certified or registered mail, postage prepaid, return receipt requested; (c) the next business day, if sent by a prepaid overnight courier service; or (d) when sent, if sent by facsimile transmission with a confirmation copy sent by first class mail on the date of fax transmission, and in each case addressed as follows:
If to Buyer:

Joshua Adler

Liberty Consulting International, Inc

With a copy to:

If to Seller:

David Goldberg
Trade Show Products Inc
1920 E. Hallendale Blvd., # 708
Hallendale, CA FL 33009

With a copy to:

Naccarato & Associates
19600 Fairchild Ave., Ste. 260
Irvine, CA 92612
Telecopier: 949-861-9262

or to such other address or to such other person as any party hereto shall have last designated by notice to another Party.

Assignment.. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall constitute one and the same instrument.
Governing Law.  This Agreement shall be construed, performed and enforced in accordance with the laws of the State of California.
Consent to Jurisdiction.  Each party to this Agreement hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of a Superior Court sitting in Orange County, California for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and each party agrees not to commence any action, suit or proceeding relating thereto except in such court), and further agrees that service of any process, summons, notice or document in accordance with the Notice provisions herein shall be effective service of process for any action, suit or proceeding brought against such party in any such court.
Headings.  The article and section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof.
Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

Seller:

/s/ David Goldberg

By:
Name: David Goldberg
Title: CEO

Buyer:

Liberty Consulting International, Inc

/s/ Joshua Adler
By:
Name: Joshua Adler

Corporate Resolution of Trade Show Products Inc.

RESOLVED, that Trade Show Products Inc.,  a  Nevada corporation, (the "Company"), by and through its duly authorized agents, David Goldberg, enter into and ratify the agreement between Liberty Consulting International, Inc (“Buyer”) on the one hand and Trade Show Products Inc.  (“Seller”) under which Seller will sell all of the assets owned or leased by “Focus” and used in the business of “Focus” including, but not limited to, client lists, vendor lists, web sites, domain names, computer lists and/or programs, source codes and proprietary software and the liabilities of  “Focus” and, on the terms and conditions set forth in this Agreement, Seller desires to sell the Shares and Buyer desires to purchase the Shares. Focus View, Inc., a Florida Corporation (FV-Florida) was incorporated under the laws of Florida on July 14, 2004.  On November 15, 2006 FV-Florida became a wholly owned subsidiary of FV-Delaware, which was incorporated under the laws of the State of Delaware on November 14, 2006.  This agreement contemplates the sale of both entities.

        David Goldberg of the Company, duly organized and existing under the laws of the State of Nevada, does hereby certify that the foregoing is a full, true and correct copy of a resolution of the Board of Directors of the Company, duly and regularly passed and adopted by the Board of Directors of the Corporation.

        He further certifies that said resolution is still in full force and effect and has not been amended or revoked, and that the specimen signature appearing below is the signature of the officers authorized to sign for this Company by virtue of said resolution.

Executed as of June 24, 2008

AUTHORIZED SIGNATURES:

David Goldberg

/s/ David Goldberg
------------------------------
Title

Corporate Resolution of Liberty Consulting International, Inc

RESOLVED, that Liberty Consulting International, Inc. (the "Company"), by and through its duly authorized agent, Josh Adler, enter into and ratify the agreement between Liberty Consulting International, Inc (“Buyer”) on the one hand and Trade Show Products Inc.  (“Seller”) under which Seller will sell all of the assets owned or leased by “Focus” and used in the business of “Focus” including, but not limited to, client lists, vendor lists, web sites, domain names, computer lists and/or programs, source codes and proprietary software and the liabilities of  “Focus” and, on the terms and conditions set forth in this Agreement, Seller desires to sell the Shares and Buyer desires to purchase the Shares. Focus View, Inc., a Florida Corporation (FV-Florida) was incorporated under the laws of Florida on July 14, 2004.  On November 15, 2006 FV-Florida became a wholly owned subsidiary of FV-Delaware, which was incorporated under the laws of the State of Delaware on November 14, 2006.  This agreement contemplates the sale of both entities.

        Josh Adler, CEO of the Company, duly organized and existing under the laws of the State of_______, does hereby certify that the foregoing is a full, true and correct copy of a resolution of the Board of Directors of the Company, duly and regularly passed and adopted by the Board of Directors of the Corporation.

        He further certifies that said resolution is still in full force and effect and has not been amended or revoked, and that the specimen signature appearing below is the signature of the officers authorized to sign for this Company by virtue of said resolution.

Executed as of June 24, 2008

AUTHORIZED SIGNATURES:

Josh Adler

/s/ Josh Adler
------------------------------
Title